UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

 Delaware                                                     91-1313292
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

               19245 Tenth Avenue N.E., Poulsbo, Washington 98370
          (Address of Principal Executive Offices, including Zip Code)

                      Pope Resources 1997 Unit Option Plan
                            (Full Title of the Plan)

                                    C T Corp.
                              520 Pike Street #2610
                            Seattle, Washington 98101
                     (Name and Address of Agent for Service)

                                 (206) 622-4511
          (Telephone Number, Including Area Code, of Agent for Service)
                             ______________________

                                    Copy to:
                                  Greg F. Adams
                               Marcus J. Williams
                            Davis Wright Tremaine LLP
                               2600 Century Square
                               1501 Fourth Avenue
                         Seattle, Washington 98101-1688

                         CALCULATION OF REGISTRATION FEE

============================== =================== ======================= ========================= ===========================

  Title of Securities to be       Amount to be        Proposed Maximum         Proposed Maximum      Amount of Registration Fee
         Registered             Registered(1)(2)     Offering Price Per    Aggregate Offering Price
                                                          Unit(3)
------------------------------ ------------------- ----------------------- ------------------------- ---------------------------

Limited Partnership Units            1,200,000            $18.00                 $21,600,000               $2,736.72
============================== =================== ======================= ========================= ===========================

(1) This Registration Statement also relates to such additional and indeterminable number of Limited Partnership Units as may become issuable as a result of stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3) Estimated for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, the price per share was determined by calculating the average of the high and low prices of the Limited Partnership Units as reported in the Nasdaq National Market on April 19, 2004.

================================================================================

                             INTRODUCTORY STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-46091) relating to the Pope Resources 1997 Stock Option Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.


Item 8. Exhibits.

      The following Exhibits are filed as a part of this Registration Statement:

 Exhibit
 Number                   Description
  4.1     Specimen Depositary Receipt of Registrant. (1)

  4.2     Limited Partnership Agreement, dated as of November 7, 1985. (1)

  4.3     Amendment to Limited Partnership Agreement dated December 16, 1986.
          (2)

  4.4     Amendment to Limited Partnership Agreement dated March 14, 1997. (3)

  5.1 Opinion of Davis Wright Tremaine as to the legality of securities being registered hereunder.

  23.1    Consent of Davis Wright Tremaine LLP, contained in opinion filed as
          Exhibit 5.

  23.2    Consent of KPMG LLP.

  23.3    Consent of Deloitte & Touche LLP.

  24.1    Power of Attorney (see signature page).

  99.1    Pope Resources 1997 Unit Option Plan Summary. (4)


(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 filed under File No. 1-9035 and declared effective by the Commission on December 5, 1985.
(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(3) Incorporated by reference from the Registrant's Proxy Statement filed with the Commission on February 11, 1997.
(4) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (No. 333-46091) filed with the Commission on February 11, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poulsbo, State of Washington, on the 20th day of April 2004.

                                           POPE RESOURCES,
                                           A DELAWARE LIMITED PARTNERSHIP



                                           By: /s/David L. Nunes
                                               ---------------------------------
                                           David L. Nunes
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of the Registrant, Pope Resources, a Delaware Limited Partnership, and of Pope MGP, Inc., managing general partner of the Registrant, hereby severally and individually constitute and appoint David L. Nunes and Thomas M. Ringo, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                          Date
        ---------                    -----                          ----

/s/David L. Nunes         President and Chief Executive        April 20, 2004
------------------------- Officer (principal executive
David L. Nunes            officer) of the Registrant
Chief Executive Officer   and Pope MGP, Inc.; Director,
                          Pope MGP, Inc.



/s/Thomas M. Ringo        Vice President & Chief               April 20, 2004
------------------------- Financial Officer (principal
Thomas M. Ringo           financial and accounting
Chief Financial Officer   officer) of the Registrant
                          and Pope MGP, Inc.

        Signature                    Title                          Date
        ---------                    -----                          ----

/s/J. Thurston Roach
----------------------
J. Thurston Roach         Director, Pope MGP, Inc.             April 20, 2004
Director

/s/Peter T. Pope
----------------------
Peter T. Pope             Director, Pope MGP, Inc.             April 20, 2004
Director

/s/Marco F. Vitulli
----------------------
Marco F. Vitulli          Director, Pope MGP, Inc.             April 20, 2004
Director

/s/Douglas E. Norberg
----------------------
Douglas E. Norberg        Director, Pope MGP, Inc.             April 20, 2004
Director

                                  EXHIBIT INDEX


 Exhibit
 Number                   Description
  4.1     Specimen Depositary Receipt of Registrant. (1)

  4.2     Limited Partnership Agreement, dated as of November 7, 1985. (1)

  4.3     Amendment to Limited Partnership Agreement dated December 16, 1986.
          (2)

  4.4     Amendment to Limited Partnership Agreement dated March 14, 1997. (3)

  5.1 Opinion of Davis Wright Tremaine as to the legality of securities being registered hereunder.

  23.1    Consent of Davis Wright Tremaine LLP, contained in opinion filed as
          Exhibit 5.

  23.2    Consent of KPMG LLP.

  23.3    Consent of Deloitte & Touche LLP.

  24.1    Power of Attorney (see signature page).

  99.1    Pope Resources 1997 Unit Option Plan Summary. (4)


(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 filed under File No. 1-9035 and declared effective by the Commission on December 5, 1985.
(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(3) Incorporated by reference from the Registrant's Proxy Statement filed with the Commission on February 11, 1997.
(4) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (No. 333-46091) filed with the Commission on February 11, 1998.